Exhibit 99.1

CHINA PROPERTIES DEVELOPMENTS, INC. APPOINTS NEW INDEPENDENT DIRECTOR
June 27, 2008

XI'AN, China--(BUSINESS WIRE)—June 27, 2008 --China Properties Developments, Inc. (OTCBB:CPDV - News) announced today the  appointment of a new Director to sit on its Board of Directors.  The newly appointed Independent Director is Dr. Shouguo Zhao, Ph.D.  As a result, the Board of Directors now consists of seven members, the majority of which are Independent Directors.

About Dr. Shouguo Zhao, Ph.D.
Dr. Zhao holds several positions with Northwest University in Xi’an, China.  He is Deputy Dean, School of Economics and Management; Professor, Economy Department; Doctoral Supervisor; Director of the Institute of Enterprise Development; and, Vice President of Academic Degree Evaluation Committee in Economics .  Dr. Zhao’s research fields include: financial investment; modern corporate system and development strategy; and, regional economic development strategy.  Dr Zhao has published more than 100 academic papers in publications such as World of Management, and three works including Study on Enterprise Property Right System. He has won five provincial and ministerial scientific research achievements awards.  Dr. Zhao earned his Ph.D. in Economics from Northwest University in Xi’an, China.

Mr. Zhao is a member of the Shaanxi Decision-making Consultation Committee; is an executive member of the Ninth Executive Committee of Federation of Industry and Commerce; and, is the adjunct professor, Law School, Northwest University in Xi’an, China.  Dr. Zhao is also an independent director of the following organizations: Shaanxi Qin Mountain Cement (Group) Co., Ltd.; Xi’an Minsheng Group Co., Ltd.; and, Xi’an Tourism (Group) Co., Ltd.  Dr. Zhao is also a consultant for Shaanxi Listed Companies Association.

Ping'an Wu, President, CEO and Chairman stated, “We are very happy to announce the appointment of Dr. Shouguo Zhao to our Board of Directors.  We believe his knowledge and expertise will be of great benefit to the Company and we welcome his valued contribution".

Steven Lou, CFO stated, “We welcome Dr. Zhao to the Board of  Directors and we are honored that he has decided to join our Company at this time. The addition of Dr. Zhao as another Independent Director now positions the Company to apply for a listing on a senior stock exchange.”

About The Company
China Properties Developments, Inc. owns 90.28% of its subsidiary, Xi'an Jiahui Real Estate Co. Ltd. formed under the Company Law of the People's Republic of China ("Jiahui"). Jiahui is a sino-foreign joint venture company formed in 1996. China Properties Developments, Inc. develops and manages high-end residential, commercial and office real estate in the city of Xi'an, the capital of Shaanxi Province in the People's Republic of China. One of China's most ancient cities, Xi'an is a thriving cultural, historical and intellectual center, whose population of more than 6 million. The Company has completed development of the Jiahui Office Building and Yangming International Tower. The Company recently acquired Shaanxi Xinyuan Real Estate Co., developer of the +$100M Yan-Ta Shopping Mall. The Company is currently developing the Garden Villa and Bali Village projects.

For more information go to www.chinapropertiesdevelopments.com

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as China Properties “expects”, “should”, “believes”, “anticipates” or words of similar import.  Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-KSB and quarterly reports on Form 10-QSB.  These forward-looking statements are only made as of the date of this press release and China Properties does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
China Properties Developments, Inc.
Steven Lou, Chief Financial Officer
Tel: 86-29-85257560; Fax: 86-29-85257829
steven.lou@chinapropertiesdevelopments.com

Source: China Properties Developments, Inc.